Exhibit 99.1

November ___, 2023

Dear Fellow Stockholder:

I am pleased to inform you that Inland Real Estate Income Trust, Inc.’s (Inland Income Trust) Board of Directors (the Board) has approved changes to the Share Repurchase Program. The changes, which are implemented through the “Fifth Amended and Restated Share Repurchase Program” primarily eliminate the requirement that funding for share repurchases be limited to a percentage of the net proceeds received by the Company from the issuance of shares of common stock under the Company’s distribution reinvestment plan. The Board will have discretion to establish the proceeds available to fund repurchases each quarter and may use proceeds from all sources available to the Company, in the Board’s sole discretion. The Board will also continue to have the discretion to determine the amount of repurchases, if any, to be made each quarter based on its evaluation of the Company’s business, cash needs and any requirements of applicable law.

We filed a Current Report on Form 8-K on November 13, 2023 announcing the amendment and restatement and included a copy of the amendment and restatement as an exhibit to that filing. You may review the filing on Form 8-K and the amended and restated program by visiting our website at https://.inland-investments.com/inland-incometrust/sec-filings or the Securities and Exchange Commission’s website at www.sec.gov. A copy of the Fifth Amended and Restated Share Repurchase Program is also available on our website at https://inland-investments.com/inland-income-trust/forms under the tab “Redemption Forms”.

Thank you for your investment in Inland Income Trust. If you have questions regarding your investment, please contact your financial advisor or our Investor Services team at 800.826.8228.

Sincerely,

INLAND REAL ESTATE INCOME TRUST, INC.

Mitchell Sabshon

President and Chief Executive Officer

Enclosure

cc: Trustee, Broker Dealer, Financial Advisor

The Inland name and logo are registered trademarks being used under license. Inland refers to some or all of the entities that are part of The Inland Real Estate Group of Companies, Inc., one of the nation’s largest commercial real estate and finance groups, which is comprised of independent legal entities, some of which may be affiliates, share some common ownership or have been sponsored and managed by such entities or subsidiaries thereof. Inland has been creating, developing and supporting real estate-related companies for 50 years.

This letter contains "forward-looking statements" made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The statements may be identified by terminology such as "may", “can”, "would", “will”, "expect", "intend", "estimate", "anticipate", "plan", "seek", "appear", or "believe". Such statements reflect the current view of Inland Income Trust with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, the uncertainties related to the acquisition of any property, general economic conditions, unforeseen events affecting the real estate industry or particular markets, and other factors detailed under Risk Factors in our most recent Form 10-K and subsequent Form 10-Qs or 8-K’s on file with the Securities and Exchange Commission.

Although Inland Income Trust believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. You should exercise caution when considering forward-looking statements and not place undue reliance on them. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein. Except as required by federal securities laws, Inland Income Trust undertakes no obligation to publicly update or revise any written or oral forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this letter. All subsequent written and oral forward-looking statements attributable to Inland Income Trust or persons acting on its behalf are expressly qualified in their entirety by the applicable cautionary statements.